                                                                   Exhibit 10.70

STRICTLY PRIVATE AND CONFIDENTIAL

                          DATED ________________ 1998

                             PAUL SMITH LIMITED (1)
                                     -and-
                             INTER PARFUMS S.A. (2)
                                     -and-
                          JEAN-PHILIPPE FRAGRANCES (3)

                               LICENCE AGREEMENT

                         FREETH CARTWRIGHT HUNT DICKINS
                                   Solicitors

                               Express Buildings
                           29 Upper Parliament Street
                                   Nottingham
                                    NG1 2AQ

                              DX 10017 Nottingham
                            Telephone (0115) 9369369
                            Facsimile (0115) 9350352



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THIS AGREEMENT is made the _______ day of __________ 1998
--------------

BETWEEN:

(1) PAUL SMITH LIMITED whose registered office is situate at Riverside Buildings Riverside Way Nottingham England ("the Grantor");

(2) INTER PARFUMS S.A. a corporation duly organised and existing under the laws of France with its principal office at 4 Rond Point des Champs Elysees, 75008 Pan's (B350 219 382) ("the Licensee"); and

(3) JEAN-PHILIPPE FRAGRANCES INC. a corporation duly organised and existing under the laws of Delaware with its principal office at 551,5 th Avenue New York NY 10176 ("the Guarantor")

WHEREAS:

A. The Grantor designs and manufactures quality clothing and accessories in the United Kingdom and in other countries

B. The Grantor owns the Trademarks consisting of "PAUL SMITH" and "PS PAUL SMITH" used alone and in a logo design and has registered the Trademarks in respect of fragrances in the countries specified in Exhibit A.

C. The Licensee manufactures and sells perfumes and fragrances throughout the world.

D. The Licensee wishes to manufacture advertise promote and sell fragrances under the Trademarks in the Licensed Territory.

E. The Grantor is prepared to grant and the Licensee to take a licence in the Licensed Territory to manufacture, advertise, promote and sell fragrances under the Trademarks on the terms and for the consideration hereinafter appearing

 NOW IT IS HEREBY AGREED as follows:

 1.      DEFINITIONS

         1.1. In this Agreement the following words and phrases shall have the following meanings unless the context clearly requires otherwise


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                  1.       1. 1. "Affiliated Distributors"

                           Shall mean distributors of the Licensee in which either the Licensee or the Guarantor either holds more than 50% of the share voting rights or otherwise has effective control.

                  1.1.2.   "Business"

                           Shall mean that part of the business of the Licensee which involves the manufacture and/or distribution of the Licensed Products (or any part or parts thereof).

                  1.1.3.   "Business Day"

                           Shall mean any day which is not a Saturday not a Sunday and not a recognised public holiday in either the Grantor's or the Licensee's country.

                  1.1.4.   "Calendar Quarter"

                           Shall mean a three monthly period commencing on the first day of each of the months of January, April, July and October in every year of the Term.

                  1.1.5.   "Contract Year"

                           Shall mean each of the following twelve (12) years: -

                           First Contract Year

                           The period from the 1st day of January 1999 to the 31st day of December 1999;

                           Second Contract Year

                           The period from the 1st day of January 2000 to the 31st day of December 2000;

                           Third Contract Year

                           The period from the 1st day of January 2001 to the 31st day of December 2001;



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                           Fourth Contract Year

                           The period from the 1st day of January 2002 to the 31st day of December 2002;

                           Fifth Contract Year

                           The period from the 1st day of January 2003 to the 31st day of December 2003;

                           Sixth Contract Year

                           The period from the 1st day of January 2004 to the 31st day of December 2004;

                           Seventh Contract Year

                           The period from the 1st day of January 2005 to the 31st day of December 2005;

                           Eighth Contract Year

                           The period from the 1st day of January 2006 to the 31st day of December 2006;

                           Ninth Contract Year

                           The period from the 1st day of January 2007 to the 31st day of January 2007;

                           Tenth Contract Year

                           The period from the 1st day of January 2008 to the 31st day of January 2008;

                           Eleventh Contract Year

                           The period from the 1st day of January 2009 to the 31st day of December 2009;



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                           Twelfth Contract Year

                           The period from the 1st day of January 2010 to the 31st day of December 2010;

                  1.1.6.   "Excluded Duty Free Outlets"

                           Shall mean such duty free outlets as may be notified from time to time by the Grantor to the Licensee pursuant to clause 6.11 of this Agreement.

                  1.1.7.   "Intellectual Property Rights"

                           Shall mean all copyrights, registered and unregistered design rights, patents, trademarks and all other rights

                  1.1.8.   "Licensed Products"

                           Shall mean the Products manufactured by or for and sold by the Licensee and/or any sub licensee of the Licensee under the Trademarks

                  1.1.9.   "Licensed Territory"

                           Shall mean the world (excluding the Excluded Duty Free Outlets)

                  1.1.10.  "Minimum Royalty"

                           Shall mean

                                    (a)      in the First Contract Year there
                                             shall be _____ Minimum Royalty;

                                    (b)      in the Second Contract Year a
                                             Royalty of at least
                                             __________________________________
                                             French Francs;

                                    (c)      in the Third Contract Year a
                                             Royalty of at least
                                             __________________________________
                                             French Francs;



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                                    (d)      in the Fourth Contract Year a
                                             Royalty of at least _____ French
                                             Francs;

                                    (e)      in the Fifth Contract Year a
                                             Royalty of at least ________ French
                                             Francs; and

                                    (f)      in the Sixth Contract Year and
                                             every subsequent Contract Year of
                                             the Term means the higher of

                                            (i)      _______ francs; and

                                            (ii)     such other amount as the
                                                     Grantor and the Licensee,
                                                     negotiating in good faith
                                                     shall agreed during the
                                                     Fifth Contract Year.

                  1.1.11.  "Royalty"

                           Shall mean the royalty payable by the Licensee to the Grantor under clause 5.1 of this Agreement.

                  1.1.12.  "Products"

                           Shall mean men's and women's and children's fragrances and cosmetics and related packaging and promotional materials.

                  1.1.13.  "Restricted Information"

                           Shall mean any information which is disclosed to either party to this Agreement by the other pursuant to or in connection with this Agreement (whether orally or in writing and whether or not such information is expressly stated to be confidential or marked as such)

                  1.1.14.  "Term"

                           Shall mean the term of this Agreement being the period of twelve years commencing on lst January 1999 and expiring on 31st December 2010.



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                  1.1.15.  "Trademarks"

                           Shall mean the trademarks "PAUL SMITH" and "PS PAUL SMITH" and in each case used with such other additional word or words as may be approved by the Grantor in writing from time to time.

                  1.1.16.  "Turnover"

                           Shall mean aggregate gross sales of each of the Licensed Products sold by the Licensee (or, if the price of any Licensed Product re-sold by an Affiliated Distributor shall be higher than the price at which the Licensed Product was sold to the Affiliated Distributor by the Licensee then the aggregate sales of each such Licensed Product sold by the Affiliated Distributors shall be substituted for the gross sales of such Licensed Products by the Licensee to the Affiliated Distributors) and/or its sub-licensees to customers in the Licensed Territory (whether by wholesale or retail and including sales to the Grantor and its licensees) less:

                                    (a)      actual trade discounts and other
                                             discounts approved of in writing by
                                             the Grantor and allowed to
                                             customers (but excluding early
                                             settlement discounts);

                                    (b)      returns and credits actually
                                             granted to customers (but excluding
                                             bad debts);

                                    (c)      point of sale items (including
                                             gifts, samples and testers given to
                                             customers and show cards);

                                    (d)      any commodity or consumption taxes
                                             imposed on the Licensee or (as the
                                             case may be) the Affiliated
                                             Distributors by any Government
                                             within the Licensed Territory in
                                             respect of the Licensed Products;
                                             and

                                    (e)      shipping and insurance costs borne
                                             by the Licensee or (as the case may
                                             be) the Affiliated Distributors in
                                             the supply of the Licensed Products
                                             to their customers.



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         1.2.     Index Linked

                  In this Agreement where any figure is followed by the words "(Index Linked)" such figure shall be deemed to be automatically increased on each anniversary of the date of this Agreement in line with any increase in indice des prix de detail since the immediately preceding anniversary of the date of this Agreement.

2.       GRANT

         2.1. The Grantor hereby grants to the Licensee throughout the Term the right to manufacture, advertise, promote, sell and distribute the Licensed Products in the Licensed Territory and subject to the provisions of this Agreement to use the Trademarks only in connection therewith.

         2.2. This Licence is an exclusive licence throughout the Licensed Territory with respect to the Licensed Products and neither the Grantor itself nor any third party licensed by the Grantor shall have the right to advertise, promote, manufacture, sell or distribute, nor cause the advertising, promotion, manufacture of, sale or distribution of any items or material directly competitive with any Licensed Product within the Licensed Territory other than the resale of the Licensed Products by the Grantor of Licensed Products purchased from the Licensee or any Affiliated Distributor or any sub-licensee of the Licensee PROVIDED THAT the Grantor shall not be deemed to be in breach of the terms of this Agreement if it shall continue to sell or otherwise distribute fragrances, moisturisers, talcum powder and/or toothpaste prior to the commercial launch by the Licensee of each such line of Licensed Products nor by the sale or other distribution of stocks of such lines held by or on behalf of the Grantor at the date of the commercial launch by the Licensee of each such line of Licensed Products.

         2.3. The Licensee shall launch for commercial sale a men's line and a women's line of the Licensed Products in the Licensed Territory within the first eighteen months of the Term such lines to be distributed to similar levels as the Grantor's competitors' products at the appropriate level in the following countries within the first Three Contract Years:-

                  United Kingdom, Japan, United States of America, Canada, Spain, Portugal, France, Germany, Austria, Italy, Belgium, Luxembourg, Netherlands, Norway, Finland, Sweden, Denmark, Hong Kong, Singapore, Taiwan and Australasia.

                  Other lines of Licensed Products (including without limitation a line of Licensed Products for children) shall be launched for commercial sale at such times as may be mutually agreed between the Grantor and the Licensee.

3.       VALIDATION

         Each party hereto shall at its own expense do all things appropriate to its status as Grantor or as Licensee and necessary for the purpose of rendering this Agreement valid and enforceable.

4.       COMMENCEMENT AND DURATION

         4.1. Unless sooner terminated by Clauses 9.3. or 10 hereof this Agreement shall continue in force from the date hereof to the expiry of the Term.

         4.2. The parties shall commence negotiations in the Ninth Contract Year regarding the renewal of this Agreement at the end of the Term.

5.       FINANCIAL PROVISIONS

         5.1.     Royalties

                  In each Contract Year of the Term the Licensee shall pay to the Grantor whichever shall be the greater of the Minimum Royalty or a royalty at the following rates:-

                  5.1.1. on annual Turnover of up to (and including) _____________ French Francs (Index Linked) - ___ of the Turnover of the Licensed Products sold by the Licensee and (as the case may be) Affiliated Distributors; and

                  5.1.2. on annual Turnover of over _____________ French Francs (Index Linked) and up to (and including) ___________________ French Francs (Index Linked) - __
                           of the Turnover of the Licensed Products sold by the Licensee and (as the case may be) Affiliated Distributors in excess of ______________ French Francs (Index Linked);

                  5.1.3. on annual Turnover of over ______________ French Francs (Index Linked) and up to (and including) ______________________ French Francs (Index Linked) -
                           ___ of the Turnover of the Licensed Products sold by the Licensee and (as the case may be)



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

                           Affiliated Distributors in excess of
                           ___________________ French Francs (Index Linked); and

                  5.1.4.   on annual Turnover of over _____________________
                           French Francs (Index Linked) - ___of the Turnover of the Licensed Products sold by the Licensee and (as the case may be) Affiliated Distributors in excess of ____________ French Francs (Index Linked).

         5.2. The Licensee shall on the date of this Agreement pay to the Grantor the sum of ___________French Francs on account of the Royalty payable under this Agreement which shall not be refundable in any circumstances.

         5.3. Within thirty (30) days of the end of each Calendar Quarter in every year of the Term the Licensee shall pay to the Grantor whichever shall be the higher of the Minimum Royalty or the Royalty payable to the Grantor by reference to the Turnover during the immediately preceding Calendar Quarter (credit being given for the advance payment of royalty referred to in clause 5.2 until the aggregate Royalty payable under this Agreement shall exceed the amount of the advance payment).

         5.4.     Records

                  5.4.1. The Licensee shall keep at its usual place of business books of account relating exclusively to the sales of the Licensed Products and of the amount spent by the Licensee on advertising the Licensed Products and containing such true entries complete in every particular as may be necessary or proper for enabling the amount of the Royalty and other payments and amounts hereby reserved or payable to be conveniently ascertained; and

                  5.4.2. The Licensee shall permit the duly authorised representatives of the Grantor at the Grantor's expense to inspect the said books and all other relevant books of account of the Licensee and to take copies thereof and shall procure that the Affiliated Distributors and sub-licensees of the Licensee shall permit the duly authorised representatives of the Grantor at the Grantor's expense to inspect the business books of account and all other relevant books of account of the Affiliated Distributors and sub licensees of the Licensee not more than once in each Contract Year (unless such inspection shall establish that the amount of the Royalty paid to the Grantor in respect of the period covered by the inspection is inaccurate by 5% or more of the amount properly payable the



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                           Grantor shall be entitled to undertake subsequent
                           inspections without any limitation on the number or their frequency) and to take copies thereof and the Licensee shall give all such other information as may be necessary or proper to enable the amount of the Royalty and other payments payable hereunder to be ascertained as aforesaid at any time during usual business hours. If the inspection established that the amount of the Royalty paid to the Grantor in respect of the periods covered by the inspection is inaccurate by 5% or more of the amount properly payable the Licensee will pay on demand the Grantor the costs of that inspection. If the inspection established that the amount of the Royalty paid to the Grantor is inaccurate then the amount of any Royalty underpaid together with compound interest at the rate of 4% above the base rate for the time being of Barclays Bank plc from the date the underpayment should have been made until the date of actual payment.

         5.5.     Reports

                  5.5.1. The Licensee shall deliver to the Grantor every Calendar Quarter in each year of the Term a true and complete statement in writing of all Licensed Products sold in the Licensed Territory by the Licensee, the Affiliated Distributors and any sub licensees of the Licensee during the immediately preceding Calendar Quarter together with the sales prices of such Licensed Products.

                  5.5.2. The Licensee shall deliver to the Grantor every alternate Calendar Quarter in each year of the Term a true and complete statement in writing of all amounts spent by the Licensee in advertising the Licensed Products in the Licensed Territory in the two immediately preceding Calendar Quarters.

         5.6.     Authority to make Payment

                  If at any time during the continuation of this Agreement the Licensee is prohibited from making any of the payments hereunder reserved without appropriate authority then the Licensee will forthwith inform the Grantor of such prohibition and commence and diligently pursue all necessary steps to secure from the appropriate authority permission to make the said payments and pending the obtaining of such permission shall place all payments to be made hereunder in an interest bearing bank account and will pay all such payments together with interest earned thereon to the Grantor within seven days of receiving such permission.



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         5.7.     Place and Currency of Payment

                  All sums due and payable hereunder shall be payable in London in French Francs unless the Grantor directs payment in some other place or currency.

         5.8      Rate of Exchange

                  The conversion rate of one currency to any other currency shall be the rate of exchange of an authorised British foreign exchange bank on the day of actual payment. Any dispute over the rate of exchange will be determined by the certificate of a Banker of repute nominated by the Grantor.

         5.9.     Deductions

                  Any taxes levied by the government of France upon the payments to be made by the Licensee to the Grantor pursuant to this Agreement and required to be withheld by the Licensee from such payments shall be borne by the Grantor and shall be withheld and paid by the Licensee to the appropriate authority. The Licensee shall supply the Grantor promptly after each tax payment official tax receipts and other evidence of payment issued by the French tax authorities. In the event that the rate of French withholding taxes changes at any time during the continuance of this Agreement then the parties hereto shall be at liberty to re-negotiate and settle in writing the terms of payment.

6.       LICENSEE'S COVENANTS

         The Licensee covenants with the Grantor:

         6.1.     Trademarks

                  Except as provided by the licence granted under this Agreement nothing herein or otherwise shall give to the Licensee any right title interest or claim in or to the Trademarks. The Trademarks shall continue to be the Grantor's exclusive property during the period of this Agreement and after its termination or expiration or otherwise. Any and all uses of the Trademarks by the Licensee shall inure to the benefit of Grantor only. In the event the Licensee files an application to register or receives a registration of any trade name trademark or service mark comprising or including the words "PAUL SMITH" or "PS PAUL SMITH" such application for registration shall have been filed as a constructive trust on



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                  behalf of the Grantor and the Licensee filing or receiving the same shall sign all documents necessary to establish record ownership in the Grantor.

         6.2.     To promote Sales

                  6.2.1. To use its best endeavours to promote sales of the Licensed Products within the Licensed Territory and, together with its distributors, to spend in each year of the Term not less than:-

                           (a) in the Second and Third Contract Years, __________ French Francs in aggregate; and

                           (b) in the Fourth Contract Year and every subsequent Contract Year of the Term, ___ of the Turnover of the Licensed Products sold by the Licensee and/ or the Affiliated Distributors in such Contract Year in advertising the Licensed Products throughout the Licensed Territory. For the purpose of this clause and of clause 5.5.2 of the Agreement the word "advertising" shall include gifts with purchase, point of sale items and the cost of producing and placing advertisements but shall exclude the cost of promotional staff in stores.

                  6.2.2. To arrange for the Licensed Products to be manufactured on commercial scales.

                  6.2.3. To meet the demand for the Licensed Products in the Licensed Territory.

         6.3.     Marking

                  All Licensed Products made by or on behalf of the Licensee and any sub licensee of the Licensee shall be marked with one of the Trademarks in conformity with the following principles unless the Grantor agrees otherwise in writing:-

                  6.3.1. The general style of the marking shall conform with that developed and adopted by the Grantor;

                  6.3.2. Each Licensed Product shall bear one of the Trademarks in such place as shall have been approved in writing by the Grantor but not anywhere else;



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                  6.3.3.   The markings shall comply with the laws of the
                           Licensed Territory where the Licensed Products are to be sold.

                  Subject to the above principles the final decision on the form of any marking on the Licensed Products shall be made by the Grantor after consultation with the Licensee.

                  Save as aforesaid to make no other use of or claim any right in either of the Trademarks owned by the Grantor except as expressly permitted by the Grantor and not to use either of the Trademarks on any goods not being Licensed Products.

         6.4.     Quality

                  6.4.1. The Licensed Products manufactured by or for the Licensee and any sub licensee of the Licensee shall be of the best quality and shall use only the best quality materials and components.

                  6.4.2. As required by the Grantor to submit to the Grantor free of charge specimen samples of each type of Licensed Product (including, without limitation packaging and related items) as manufactured by or for the Licensee and any sub licensee of the Licensee immediately prior to each type of Licensed Products being offered for sale and if requested by the Grantor to cease to sell or offer for sale or to permit the sale or offering for sale of any Licensed Products whose sample supplied to the Grantor is not, in the opinion of the Grantor, of satisfactory quality.

                  6.4.3. To permit duly authorised representatives of the Grantor to inspect the premises in which the Licensed Products are manufactured, stored or packed by or for the Licensee and/or any sub licensee of the Licensee.

                  6.4.4. To ensure that all Licensed Products submitted for inspection are selected at random and are made by the ordinary production methods.

                  6.4.5. To manufacture the Licensed Products at the Licensee's own factories or at factories which have been approved in writing by the Grantor and whose quality standards are no less than those of the Licensee.



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         6.5.     Independent Contractor and Risk

                  That all aspects of the manufacture, distribution and sale of the Licensed Products by the Licensee and any sub licensee of the Licensee shall be at the risk and responsibility and for the account of the Licensee or sub licensee (as the case may be). The Licensee and any sub licensee of the Licensee shall act as independent contractors and the Grantor shall not be responsible for any breach by the Licensee or any sub licensee of the Licensee of any obligations imposed by law on the Licensee or any sub licensee of the Licensee in its capacity as an employer or as manufacturer distributor and seller of Licensed Products. The Licensee shall indemnify the Grantor against all actions claims demands costs charges and expenses arising out of or in connection with the manufacture use or sale of the Licensed Products made by or for the Licensee or any sub licensee of the Licensee.

         6.6.     Information

                  6.6.1. To keep the Grantor informed of all Laws Orders or Regulations made at any time by the Government or any Public or Local Authority within the Licensed Territory in any way affecting or in the Licensee's opinion likely to affect materially the terms of this Agreement or the manufacture or sale of the Licensed Products in the Licensed Territory as soon as the Licensee becomes aware of any such Law Order or Regulation.

                  6.6.2. To keep all Restricted Information confidential and accordingly except as otherwise required by law not to disclose any Restricted Information to any other person and not to use any Restricted Information for any purpose other than the performance of the Licensee's obligations under this Agreement.

         6.7.     Take over

                  That within thirty days of the happening of such an event the Licensee will give notice to the Grantor of the acquisition of twenty five per cent (25%) or more of any of the share voting nights in the Licensee by any person firm or corporation or group of persons firms or corporations acting in concert directly or indirectly.



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

         6.8.     Advertising Material

                  6.8.1. Twice in each Contract Year to submit to the Grantor free of charge specimen samples of all labels, brochures, advertisements and publicity material relating to the use of the Trademarks by the Licensee proposed to be used by the Licensee in the following six month period and not to use such material until the Grantor or its designated agent has certified its approval in writing. All artwork for advertisements shall be provided by the Grantor to the Licensee at the Grantor's normal commercial rates.

                  6.8.2. Not to appoint an advertising agency in respect of the Licensed Products without the consent in writing of the Grantor.

         6.9.     Sales to the Grantor

                  The Licensee shall sell to the Grantor the Grantor's requirements for the Licensed Products for resale in retail shops owned by the Grantor and for sale to the Grantor's franchisees upon the Licensee's standard terms and conditions of sale for the time being in force and at the Licensee's normal wholesale prices less a discount of 20%.

         6.10.    Sales Outlets and distribution

                  6.10.1. To sell the Licensed Products only through high quality retail outlets approved in writing by the Grantor (where practicable) prior to acceptance by the Licensee of the outlet's first order and otherwise immediately after acceptance by the Licensee of the outlet's first order and if the Grantor so requests not to sell or as soon as practicable to cease selling through any particular outlet to which the Grantor objects on any ground whatsoever including (but without prejudice to the generality of the foregoing) that the style of the operation of any of the retail outlets does not conform with the standards associated with the Trademarks.

                  6.10.2. To distribute the Licensed Products in accordance with a distribution policy previously agreed in writing by the Grantor prior to the launch of each line of the Licensed Products.

                  6.10.3. To exploit the Licensed Products on an arm's length bona fide commercial basis and not in any circumstances to dispose of the Licensed Products to any outlet in respect of which it has any interest or ownership save at the usual commercial wholesale rates.

         6.11.    Duty Free Outlets

                  The Licensee will not distribute the Licensed Products (or any range of the Licensed Products) to any duty free outlets in the Licensed Territory notified in writing by the Grantor to the Licensee from time to time.

         6.12.    Japan

                  Not to sell or distribute the Licensed Products in Japan otherwise than through the distributorship of a distributor approved of in writing by the Grantor from time to time.

         6.13.    Intellectual Property

                  6.13.1. To hold, as bare trustee for the Grantor all Intellectual Property Rights of the Licensee in the Licensed Products (including, without limitation any Intellectual Property Rights in the Licensed Products arising in the future) and their constituent parts and at the Grantor's request to assign such Intellectual Property Rights to the Grantor without compensation.

                  6.13.2. If the Licensee commissions, engages or employs any third party to create or originate any materials or work in connection with this Agreement in relation to which Intellectual Property Rights may be created, the Licensee shall procure that such third party will execute and deliver to the Grantor prior to any such works or materials being created a properly executed letter from such third party in the form set out in the draft letter annexed to this Agreement or in such other form as may be notified by the Grantor.

         6.14.    Insurance

                  6.14.1. To obtain and maintain adequate liability insurance of not less than (pounds) 2 million per claim in respect of claims arising out of any alleged defects in the Licensed Products or their use

                  6.14.2. To furnish evidence of such insurance to the Grantor promptly following signature of this Agreement and prior to the sale or distribution of any of the Licensed Products. The Licensee shall instruct its insurers in writing (with a copy to the Grantor) to notify the Grantor directly in the event that the insurance shall lapse or cease. The Licensee shall notify the Grantor of all claims made to it and notified to its insurers relating to the Licensed Products.

         6.15.    Sub Licence Agreements

                  6.15.1. Not to grant any sub licence of the rights hereby granted without the prior consent of the Grantor nor without submitting the proposed sub licence agreement to the Grantor for the Grantor's approval and (without limitation to the generality of the foregoing) to include in any sub licence agreement it may enter into pursuant to the obtaining of such consent:-

                           (a) Covenants by the sub licensee to observe and perform the terms and conditions contained in clauses 6.1 to 6.14 inclusive hereof and clause 8.1 hereof so far as the same in the opinion of the Grantor are applicable to and capable of observance and performance by such sub licensee

                           (b) Provision for determination as hereinafter contained in clause 10 and for ipso facto determination in the event of and contemporaneously with the determination of this Agreement and the licence granted hereunder.

                           (c) Provision for determination in the event of the acquisition of fifty per cent (50%) or more of any of the share voting rights in the sub licensee or in any holding company of the sub licensee being (in either case) a private limited company (but not a public limited company) by any person firm corporation or group of persons firms or corporations acting in concert directly or indirectly.

                  6.15.2. To strictly enforce the performance by any sub licensee of the Licensee of the terms of the relevant sub-licence agreement.

7.       GRANTOR'S COVENANTS

         The Grantor covenants with the Licensee:

         7.1.     Meetings

                  7.1.1. A representative of the Grantor shall meet with the executive officers of the Licensee at least twice in each Contract Year in London in England to inform the Licensee of developments within the Grantor's business and of its designs for its other product ranges and details of trade marks applied for and registered and to suggest to the Licensee themes and ideas for the development of the Licensed Products and for the advertisement and promotion of the Licensed Products.

                  7.1.2. The Grantor shall procure that Mr. Paul Smith shall (during his life) be available to meet with representatives of the Licensee to discuss development of the Licensed Products for one half day per month during the first eighteen months of the Term and thereafter at times to be mutually agreed between the Grantor and the Licensee.

                  7.1.3. The Licensee shall bear the reasonable travelling (first class air fares for Directors of the Grantor - Business Class for other employees and consultants of the Grantor) and subsistence costs of the Grantor's representatives attending such meetings in pursuance of this covenant and of any other meetings arranged between representatives of the Grantor and of the Licensee.

         7.2.     Personal Appearances

                  The Grantor shall procure the personal appearance of Mr Paul Smith (during his life) at a limited number of events to be agreed between the parties provided that the time and place of such appearance shall have previously been confirmed by the Grantor. The Licensee shall bear the reasonable travelling (first class air fares for Directors of the Grantor -Business Class for other employees and consultants of the Grantor) and subsistence costs of the Grantor's representatives attending such events in pursuance of this covenant

         7.3.     Restricted Information

                  To keep all Restricted Information confidential and accordingly except as otherwise required by law not to disclose any Restricted Information to any other person and not to use any Restricted Information for any purpose other than the performance of the Grantor's obligations under this Agreement

8.       ASSIGNABILITY

         8.1. The Licensee shall not have power at any time to assign this Agreement or the whole or parts of its interest therein or in any way charge mortgage or deal with the rights hereby granted except with the written consent of the Grantor. The grant to the Licensee herein contained shall be deemed to be by way of licence only and shall not confer on the Licensee any interest or rights in the Trademarks.

         8.2. The Licensee shall have the right to sell the Business with the prior written consent of the Grantor and subject to the conditions listed in sub-clause 8.3.

         8.3. The conditions required to obtain the written consent of the Grantor to the sale of the Business by the Licensee shall be that:-

                  8.3.1. any proposed purchaser shall submit his offer in writing and shall be bona fide and at arms' length and shall meet the Grantor's standards with respect to business experience, financial status, character and ability;

                  8.3.2. the Licensee must at the time of its application for consent not be in breach of any of its obligations to the Grantor under the terms of this Agreement-,

                  8.3.3. the Grantor shall be satisfied that the proposed purchaser has adequate financial resources to perform the obligations of licensee under this Agreement and to enable it to trade profitably. The Grantor in so satisfying itself shall not be taken to be making any representations or giving any warranties to such prospective purchaser;

                  8.3.4. payment is made by the Licensee of all costs and all obligations by or of the Licensee to the Grantor are discharged without any right of deduction or set-off, and

                  8.3.5. the prospective purchaser offers to enter into a licence agreement with the Grantor on the same terms as this agreement for the unexpired period of the Term.

         8.4. The Licensee shall as soon as possible inform the Grantor of its desire to sell the Business and submit to the Grantor a copy of each written offer received from any proposed purchaser to purchase the Business from the Licensee together with:-

                  8.4.1. a financial statement of affairs and the business history of the proposed purchaser; and

                  8.4.2. details of any other terms which may have been agreed between the Licensee and the proposed purchaser.

         8.5. Upon receipt of such notice accompanied by such items the Grantor shall in addition to its other rights hereunder have an option to purchase the Business for the same amount and upon the same terms as the proposed purchaser has offered (even if the Licensee subsequently receives a higher bid for the Business). The Grantor shall have a period of fifteen (15) days after receipt of such written notice and other items to exercise its option to purchase by notice in writing to the Licensee. The sale and purchase shall be completed within 75 days following the service of the Grantor's notice. The Licensee shall notify the Grantor of any variation in the terms offered by any prospective purchaser and the said period of fifteen (15) days shall re-commence as from the date of such notification of a variation in the offered terms. In this clause the expression "the Business" shall include all assets employed in or about the conduct of the Business including the freehold or leasehold interest under which the Licensee occupies any premises used in the Business.

         8.6. If the Grantor shall not exercise the option hereinbefore contained the Licensee shall be entitled within the period of six months thereafter to proceed with its application to sell the Business to a proposed purchaser upon the same or no more favourable terms to the purchaser than those notified to Paul Smith pursuant to sub-clause 8.4 hereof.

         8.7.     Upon the Grantor exercising the option contained in sub-clause
                  8.5 hereof and upon the satisfaction of the conditions referred to in sub-clause 8.3 hereof the Grantor and the Licensee shall each be deemed to have released the other from the terms of this Agreement save for those provisions which by their nature or effect survive termination. In addition the Licensee shall be deemed to have released and discharged the Grantor from and against all claims and demands whether or not contingent which the Licensee may have against the Grantor arising from this Agreement or otherwise in any way out of the relationship between the Grantor and the Licensee.

         8.8. For the purpose of this clause any change in the beneficial ownership of the issued share capital or of the de facto control of the Licensee shall be deemed to be an assignment.

         8.9. Notwithstanding the previous provisions of this clause the Licensee shall be permitted to assign the benefit, but subject to the burden, of this

                  Agreement to another limited company of comparable financial standing to the Licensee which is owned (in its entirety) by either the Guarantor or the Licensee without the prior written approval of the Grantor subject only to the assignee company entering into a deed of adherence with the Grantor agreeing to be bound by the agreements on the part of the Licensee contained in this Agreement and agreeing to re-assign this Agreement to the Licensee in the event of the company ceasing to be wholly owned by the Licensee or the Guarantor. The deed of adherence shall be prepared by the solicitors of the Grantor at the cost of the Licensee and on the completion of such deed of adherence the Grantor shall release the Licensee named in this Agreement from any liability for any future breach of the terms of this Agreement.

9.       SUPERVENING LAWS AND FORCE MAJEURE

         9.1. The rights and obligations of the parties hereto under this Agreement shall be subject to all applicable laws orders regulations directions restrictions and limitations of Governments or other bodies having jurisdiction over the parties hereto.

         9.2. If any such law order regulation direction restriction or limitation as aforesaid or any treaty or other international agreement or the final judicial construction of any of them shall after the date of the execution hereof substantially alter the relationship between the parties hereto or the advantages derived from such relationship then the parties shall on request from the adversely affected party modify this Agreement to restore the situation if practicable or to compensate for such alteration. If the parties are unable to agree on such a modification within three months after the notice of request has been received by the party not affected then either party may refer the matter for determination by the courts in conformity with clause 13 to the intent that the court shall decide on such modifications or if they are unable to do so shall make such order as seems to them just and equitable in all the circumstances of the case.

         9.3. If there is any total or partial failure of performance hereunder by either party occasioned by strikes lockouts combinations of workmen or any cause whatsoever beyond the reasonable control of the party thereby affected then once the cause has been notified by that party to the other such failure shall not be deemed to be a breach of this Agreement which shall continue in suspense or part performance for the period during which such cause exists. As soon as practicable after such notification the parties shall consult together to decide how if at all the effects of the force majeure can be mitigated. If the cause of such suspension or partial performance exists for a period of more than six (6) months and substantially affects the operation of this Agreement then the party not claiming relief under this clause shall be at liberty to terminate this Agreement on giving to the other thirty (30) days' notice of its intention to do so and this Agreement shall terminate on expiration of such notice.

10.      TERMINATION

         10.1. The Grantor may terminate this Agreement summarily by written notice to the Licensee if.-

                  10.1.1. the Licensee or the Guarantor or any sub licensee of the Licensee becomes insolvent or make any arrangement or composition with its creditors or become for any reason whatsoever legally permitted not to pay its debts as they fall due or ceases to exist as a separate legal entity or has an administrative receiver or manager or administrator appointed or does or suffers any act or thing equivalent to any of the above;

                  10.1.2. the Licensee or the Guarantor or any sub licensee of the Licensee fails to pay:-

                           (a) each instalment of the Royalty to the Grantor that falls due within 7 days of the due date for payment; or

                           (b) any sum (other than the Royalty) to the Grantor that falls due within 7 days of written notice from the Grantor to the Licensee that the sum is due (or overdue) for payment;

                  10.1.3. the Licensee grants a sub-licence of this Agreement or a sub licensee of the Licensee assigns or grants a sub licence of its sub licence without the necessary consent of the Grantor or purports to do so;

                  10.1.4. the Licensee or any sublicensee of the Licensee is deprived of or disposes of its business or a substantial part thereof, "substantial" for the purposes of this sub-clause meaning a part which in the last accounting year of the entity represented 35% or more of the relevant entity's turnover;

                  10.1.5. the Licensee or the Guarantor or any sub licensee of the Licensee has any restriction or limitation placed on the existing powers of its directors to manage its business or on the powers of its shareholders to elect those directors;

                  10.1.6. the Licensee commits any breach of this Agreement (other than an obligation on the part of the Licensee to pay any sum that falls due to the Grantor) and the Licensee fails to commence to remedy or procure its remedy within thirty (30) days of the Licensee having received written notice from the Grantor requiring it to do so and to have failed to complete the remedying of such breach or to pay adequate compensation if the breach cannot be remedied within sixty (60) days of the receipt of such notice;

                  10.1.7. the Licensee fails in any year of the Term to pay the Minimum Royalty;

                  10.1.8. the Guarantor ceases to retain (directly or indirectly) more than 51% of the share voting rights in the Licensee.

         10.2. The Licensee may terminate the Agreement summarily by written notice to the Grantor if the Grantor commits any breach of this Agreement and fails to remedy it or pay adequate compensation if the breach cannot be remedied in either case within sixty (60) days of the Grantor having received written notice from the Licensee requiring it to do so.

11.      RESIDUAL RIGHTS AND OBLIGATIONS

         11.1. Termination for any reason of this Agreement shall be without prejudice to any rights of either party against the other arising out of events occurring before the date of such termination.

         11.2. Where this Agreement ends or is terminated on any ground all the Licensee's rights hereunder shall thereupon terminate shall not thereafter be concerned with the Licensed Products whether by way of manufacture sale or otherwise.

         11.3. Save as is hereinbefore set forth all rights and obligations of the parties under this Agreement shall cease upon its termination or expiry.

         11.4. At the termination of the Agreement the Licensee shall immediately cease and refrain from using the Trademarks or any colourable imitation thereof in any trade name or on any goods or in the advertising or promotion of any goods or services.

12.      GUARANTEE PROVISIONS

         12.1. In consideration of the Grantor entering into this Agreement with the Licensee at the request of the Guarantor, the Guarantor hereby unconditionally and irrevocably guarantees to the Grantor the full, prompt and complete payment by the Licensee of all sums due to the Grantor pursuant to this Agreement and the due and punctual performance by the Licensee of all its obligations hereunder.

         12.2. The guarantee contained in this Clause 12 is a continuing guarantee and shall remain in force until all the obligations of the Licensee under this Agreement have been fully performed and all sums payable by the Licensee have been fully paid.

         12.3. The Grantor may without any consent from the Guarantor and without affecting the Guarantor's liability hereunder grant time or indulgence to or compound with the Licensee or any other person and the guarantee contained in this Clause shall not be discharged nor shall the Guarantor's liability under it be affected by anything which would not have discharged or affected the Guarantor's liability if the Guarantor had been a principal debtor or principal obligor to the Grantor instead of a Guarantor.

         12.4. If the Guarantor is unable to procure that the Licensee duly and punctually performs its obligations hereunder then it shall indemnify the Grantor in respect of all costs, damages. charges and expenses incurred or suffered by the Grantor as a result of any of the obligations of the Licensee under this Agreement being or becoming void, voidable, unenforceable or ineffective as against the Licensee for any reason, whether or not known to the Grantor, the amount of such loss being the amount which the Grantor would otherwise have been entitled to recover from the Licensee.

         12.5. It shall not be necessary, prior to seeking payment or indemnification from the Guarantor under this guarantee, for the Grantor to pursue or prosecute any claim it may have against the Licensee and after any default by the Licensee the Grantor may at any time make claims and/or take action (whether in the Courts or otherwise) against the Guarantor as if the Guarantor was a principal obligor to the Grantor under this Agreement having joint and several liability with the Licensee hereunder.

13.      NOTICES

         Every Notice consent or communication permitted or required to be served under this Agreement shall be in writing. Notices may be served by hand, by facsimile transmission or by pre-paid registered post. A notice served by hand or by facsimile transmission shall be deemed to be received at the moment of transmission provided that, in the case of facsimile transmission a copy of the notice is sent by pre-paid registered post to the addressee within twenty-four (24) hours after such service; a notice served by post shall be deemed to be received on the tenth Business Day after it has been posted to the address of the recipient party as set out in the preamble to this Agreement or to such other address as that party may from time to time designate in writing.

14.      LANGUAGE AND LAW

         This Agreement is written in the English language and shall be interpreted according to English law. The Courts of England shall have exclusive jurisdiction over it to which jurisdiction the parties hereby submit.

15.      ACTIONS FOR INFRINGEMENT

         15.1. The Licensee agrees to assist the Grantor at the Grantor's expense to the extent necessary in the procurement of any protection by the Grantor of rights in the Trademark by registration or otherwise or to protect any of the Grantor's rights in and to the Trademarks. The Licensee shall forthwith give notice in writing to the Grantor of any infringement suspected or unauthorised use of the Grantor's Trademarks or copyright.

         15.2. The decision as to whether or not to take proceedings against an infringer shall in all cases rest with the Grantor.

         15.3. In the event the Licensee makes the Grantor aware of any unfair competition or infringement by third parties the Grantor shall control absolutely all litigation relating to matters described in this clause 15. The Grantor may join the Licensee as a party thereto. If the Grantor agrees to take proceedings against an infringer it shall do so at its own expense but if the Grantor elects not to take proceedings against any infringer the Licensee shall have the right but not the obligation to take such proceedings in the name of the Grantor on giving the Grantor an indemnity as to costs. The party not taking proceedings shall be obliged on request and at its own cost to execute any documents and do any other things reasonably necessary or desirable for the prosecution of the action. The party bearing the cost of the proceedings shall be entitled to any damages accruing from them.

         15.4. In the event of a third party commencing litigation against the Licensee for unfair competition and/or infringement arising out of the use by the

                  Licensee in accordance with the terms of this Agreement of the Trademarks in any country in which the Trademarks are registered trademarks in respect of the Products the Grantor shall indemnify and hold harmless the Licensee against any out of pocket expenses (including reasonable attorney's fees) directly incurred by the Licensee arising out of and/or related to the use by the Licensee of the Trademarks in accordance with the terms of this Agreement in the marketing distribution and/or sale of the Licensed Products in those countries subject to the following conditions:-

                  15.4.1. The Licensee must promptly notify the Grantor in writing of any allegation of infringement;

                  15.4.2. The Licensee must make no admission without the Grantor's written consent; and

                  15.4.3. The Licensee must at the Grantor's request allow the Grantor to conduct and if it decides to settle all negotiations and litigation and must give the Grantor all reasonable assistance.

16.      MISCELLANEOUS

         16.1. Headings and commas used in this Agreement are for the purpose of ease of reference or reading only and shall not affect its interpretation.

         16.2. This Agreement shall not be varied amended or supplemented except by instrument in writing executed by the duly authorized representatives of each of the parties.

         16.3. The failure of any party hereto at any time to enforce the terms provisions or conditions of this Agreement shall not be construed as a waiver of the same or of the right of such party to enforce the same.

         16.4. Unless otherwise expressly stated any waiver of any of the Licensee's or of the Guarantor's obligations under this Agreement shall expire at the end of one year from the date on which it was given.

         16.5. If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

         16.6. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties hereto in connection therewith.

         16.7. Wherever in this Agreements terms documents materials and/or proposals are submitted by one party to another unless specifically stated to the contrary the party who receives such submission shall have twenty days after receipt to approve or disapprove such submission. If the party timely disapproves such submission the disapproving party shall notify the other party of its disapproval. In the event that the receiving party neither approves nor disapproves the submission in a timely manner the submission shall be deemed approved.

         IN WITNESS whereof this Agreement has been executed as a deed on behalf of the parties in accordance with their respective laws.

                                   Exhibit "A"

     Countries where the Trademarks are registered in respect of fragrances

COUNTRY
--------------------------------------------------------------------------------

Argentina                                                     Thailand
Austria                                                       United Kingdom
Benelux
Croatia
France
Germany
Greece
Indonesia
Italy
Japan
Macau
Mexico
North Korea
Portugal
South Korea
Spain
Switzerland

EXECUTED AS A DEED by                        )
------------------
PAUL SMITH LIMITED                           )
------------------
acting by the following signatories:         )

              Director

              Director


EXECUTED AS A DEED by
INTER PARFUMS S.A.
acting by the following signatories

EXECUTED AS A DEED by
JEAN-PHILIPPE FRAGRANCES INC.
acting by the following signatories:-

To:
Paul Smith Limited

Dear Sirs

In consideration of [ ] we hereby assign to Paul Smith Limited all the copyright and all other rights (including goodwill) for all purposes throughout the world in the works which F We have carried out for Inter Parfums S.A. ("the Licensee") in connection with their licence for fragrances ("the Licence") and which I/We will carry out for the Licensee in the future in connection with the Licence, and I/We agree that I/We will execute any further documentation which may be required to effect fully this assignment or to enable Paul Smith Limited to apply for any registrations or extensions in connection with the works as Paul Smith Limited thinks fit. I/We also hereby transfer any and all intellectual property rights in connection with the works (including those of the exploitation, printing and distribution) to Paul Smith Limited. This assignment shall be for the full ten-n (including any extension of these rights).

I/We agree that Paul Smith Limited shall be entitled to use and exploit in any way with my/our works and in whatever manner Paul Smith Limited thinks fit, and shall be entitled to make any changes, additions or alterations that it may deem necessary. I/We hereby ]irrevocably waive in Paul Smith Limited's favour all Moral Rights (as set out in the Copyright, Designs and Patents Act 1988 or any similar laws existing in any part of the world) in the works.

I/We agree that English law governs this agreement and that this agreement will apply to any further works which I/ We undertake for the Licensee in connection with the Licence in the future.

Yours faithfully,

Signed _______________________
Date _________________________
Name _________________________
Address ______________________
______________________________
______________________________

                             'PAUL SMITH' - CLASS 3

---------------------------------------------------------------------------------------------------

         TRADE MARKS - 'PAUL SMITH' CLASS 3 (TOILETRIES/FRANGRANCES ETC)


Country                             Reg. No.          Filing Date           Renewal      Status
---------------------------------------------------------------------------------------------------


Argentina                           1554979             31.3.95            31.3.2005
Australia                            754526             10.2.98                          Pending
Austria                              139974             22.1.92            22.1.2002
Benelux                              500607             13.9.91            13.9.2001
Croatia                             Z971591             26.6.98           16.10.2007
France                              1563240             29.8.89              28.8.99
Germany                            11885322             21.8.89              21.8.99
Greece                                95676             19.9.89              19.9.99
Indonesia                            326993            30.10.93            30.4.2003
Italy                                581288             12.1.90            12.1.2000
Japan                               2134355             28.4.89             28.10.98     Renewed
                                                                                         Paid 10.6.98
Macau                              14-979-M              4.3.96             4.3.2006
Mexico                               400023             7.11.90            7.11.2000
North Korea                            8599             29.7.95            29.7.2005
Philippines                           99977              4.5.95                          Pending
Portugal                             253966            29.10.93           29.10.2003
Russia                             97715710            20.10.97                          Pending
South Korea                          238633             22.5.92            21.5.2002     Perfumery and
                                                                                         hair products
                                     238634             22.5.92            21.5.2002     Toiletries and
                                                                                         Dentifices
                                     337917             23.4.96            23.4.2006     {PS Logo}
                                     337918             23.4.96            23.4.2006     {PS Logo}
Spain                               1512729             20.7.89              20.7.99
                                    1326880              5.8.91             5.8.2001     {PS Logo}
Switzerland                          392654              9.9.91             9.9.2011
Thailand                           Kor22428             8.12.93            8.12.2003
United Kingdom                      2051161             12.1.96            12.1.2006
USA                                 1511432             8.11.88            8.11.2008

Community (EEC)                       45393              1.4.96                          Pending
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